Exhibit 99.1

Marchex Announces First Quarter 2018 Results

SEATTLE – May 3, 2018-- Marchex, Inc. (NASDAQ:MCHX), a leading provider of call analytics that drive, measure, and convert callers into customers, today announced its financial results for the first quarter ended March 31, 2018.

Q1 2018 Financial Highlights

•	Revenue was $21.9 million for the first quarter of 2018, compared to $24.4 million for the first quarter of 2017.
•	Net loss was $0.9 million for the first quarter of 2018 or $0.02 per diluted share. For the first quarter of 2017, net loss was $3.5 million or $0.08 per diluted share.
	Q1 2017	Q1 2018
Revenue	$24.4 million	$21.9 million
Net cash provided by (used in) operating activities	($0.9) million	$3.0 million
Cash Balance	$103.1 million	$84.6 million

Non-GAAP Results[1]:
Adjusted EBITDA	($1.4) million	$0.3 million

•	Adjusted non-GAAP income (loss) per share[1] for the first quarter of 2018 was ($0.00), compared to ($0.03) for the first quarter of 2017.

[1]

Reconciliations of non-GAAP measures are included in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures.

Strategic Priorities Update

Grow New and Existing Enterprise Client Relationships.  During the first quarter, Marchex added more than 7 new clients, including several in its core focus verticals, Real Estate and Health.

Accelerate Product Innovation. In March 2018, Marchex announced new capabilities to its industry-leading Marchex Speech Analytics technology. The update included a new Executive Overview Dashboard that makes it faster and easier for companies to view actionable customer insights from calls to their business in one convenient and comprehensive view. The release also included several feature enhancements that help business leaders improve accuracy in the areas of sales performance, data management, and user adoption.

“In the first quarter, we saw the investments we’ve made over the past year in our technology and products create meaningful customer opportunities for 2018,” said Mike Arends, Chief Financial Officer. “Throughout 2018 we continue to focus on initiatives to further product and sales progress that can drive long-term growth while investing in strategic initiatives like our Speech technology to support early customer momentum.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of May 3, 2018.

Financial Guidance for the Second Quarter ending June 30, 2018

Revenue	$21 million or more
Income (loss) from operations	($2) million or better
Adjusted OIBA[1,2]	loss of $1 million or better
Adjusted EBITDA[1,2]	breakeven or better

2  Second quarter GAAP income (loss) from operations is expected to be ($2) million or better, assuming stock-based compensation between $0.9 and $1.1 million for the quarter. In addition, second quarter Adjusted EBITDA includes estimated addbacks of $1 million related to depreciation and amortization.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. ET on Thursday, May 3, 2018, to discuss its first quarter ended March 31, 2018 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex understands the best customers are those who call your company - they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of May 3, 2018 and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted OIBA, Adjusted EBITDA, and Adjusted non-GAAP income (loss) per share. Marchex also provides Enterprise Revenue, which represents revenue excluding Yellowpages.com LLC (“YP”) revenue generating contracts and, subsequent to Dex Media, Inc.’s acquisition of YP (collectively “DexYP”), DexYP revenue generating contracts.

Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, and stock-based compensation. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex's management to measure its ability to fund operations and its financing obligations. Financial analysts and investors may use Adjusted OIBA and EBITDA and Enterprise Revenue to help with comparative financial evaluation to make informed investment decisions. Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation; and (2) interest income and other, net. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: marchex@edelman.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2017	2018
Revenue	$24,375	$21,896
Expenses:
Service costs (1)	13,598	12,823
Sales and marketing (1)	4,992	3,610
Product development (1)	5,270	3,648
General and administrative (1)	4,030	2,970
Total operating expenses	27,890	23,051
Loss from operations	(3,515)	(1,155)
Interest income and other, net	17	240
Loss before provision for income taxes	(3,498)	(915)
Income tax expense	12	11
Net loss applicable to common stockholders	$(3,510)	$(926)

Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.08)	$(0.02)
Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	5,056	5,056
Class B	37,169	38,039
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	5,056	5,056
Class B	42,225	43,095

(1) Includes stock-based compensation allocated as follows:
Service costs	$125	$128
Sales and marketing	406	214
Product development	91	91
General and administrative	735	518
Total	$1,357	$951

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	March 31,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$104,190	$84,562
Accounts receivable, net	14,860	14,887
Prepaid expenses and other current assets	2,041	1,785
Total current assets	121,091	101,234
Property and equipment, net	2,405	2,635
Other assets, net	326	534
Total assets	$123,822	$104,403
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,928	$6,110
Accrued expenses and other current liabilities	5,585	6,084
Deferred revenue and deposits	313	841
Dividends Payable	21,907	—
Total current liabilities	32,733	13,035
Other non-current liabilities	1,090	1,128
Total liabilities	33,823	14,163
Stockholders’ equity:
Class A common stock	53	53
Class B common stock	387	388
Additional paid-in capital	343,268	344,245
Accumulated deficit	(253,709)	(254,446)
Total stockholders’ equity	89,999	90,240
Total liabilities and stockholders’ equity	$123,822	$104,403

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Loss from Operations to Adjusted Operating Income (Loss) Before Amortization (Adjusted OIBA)

	Three Months Ended March 31,
	2017	2018
Loss from operations	$(3,515)	$(1,155)
Stock-based compensation	1,357	951
Adjusted OIBA[1]	$(2,158)	$(204)

Reconciliation from Net Cash provided by (used in) Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2017	2018
Net cash provided by (used in) operating activities	$(878)	$3,021
Changes in assets and liabilities	(524)	(2,471)
Income tax expense	12	11
Interest income and other, net	(17)	(240)
Adjusted EBITDA[1]	$(1,407)	$321

Net cash used in investing activities	$(6)	$(769)

Net cash provided by (used in) financing activities	$6	$(21,880)

[1]	Includes reorganization costs of approximately $700,000 in Q1 2017.

Reconciliation from Revenue to Enterprise Revenue

	Three Months Ended March 31,
	2017	2018
Revenue	$24,375	$21,896
Less: YP or DexYP Revenue	5,402	3,916
Enterprise Revenue[2]	$18,973	$17,980

[2]

Enterprise Revenue represents total revenue less revenue generated from contracts with YP, and for the 2018 period, total revenue less revenue generated from contracts with YP and Dex Media, Inc. (collectively “DexYP”). In 2017, Dex Media, Inc. acquired YP Holdings LLC, which is the parent company of YP.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2017	2018
Adjusted Non-GAAP income (loss) per share	$(0.03)	$(0.00)

Net loss per share applicable to common stockholders - diluted (GAAP loss per share)	$(0.08)	$(0.02)
Shares used to calculate diluted net loss per share applicable to common stockholders	42,225	43,095

Net loss applicable to common stockholders	$(3,510)	$(926)
Stock-based compensation	1,357	951
Interest income and other, net	(17)	(240)
Estimated impact of income taxes	714	23
Adjusted Non-GAAP loss	$(1,456)	$(192)
Adjusted Non-GAAP loss per share	$(0.03)	$(0.00)

Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss per share[1]	42,225	43,095

[1]

For the purpose of computing the number of diluted shares for Adjusted Non-GAAP loss per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net loss per share.